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                                                                   Exhibit 99(A)
                        FINANCIAL INVESTMENT CORPORATION
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             FINANCIAL INVESTMENT CORPORATION FOR A SPECIAL MEETING
          OF SHAREHOLDERS TO BE HELD ON ______________________, 1995)

         The undersigned hereby appoints ______________ and ______________, and any one or more of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of Common Stock of Financial Investment Corporation ("FIC") standing in my name on the books and records of FIC at the close of business on _____________, 1995 which the undersigned is entitled to case at the Special Meeting of Shareholders to be held at the annex of the First National Bank of Springdale 100 W. Emma Avenue, Springdale, Arkansas on ________________, 1995 at 2:00 p.m., local time, and at any and all adjournments as follows:

Approval of the Agreement and Plan of Merger dated as of February __, 1995, (the "Merger Agreement") by and between First Tennessee National Corporation ("FTNC") and FIC which provides for the merger of FIC with and into FTNC, as a result of which The First National Bank of Springdale will become a wholly-owned subsidiary of FTNC.

For                           Against                    Abstain

- ----------------              ----------------           ---------------

NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

THIS PROXY WILL BE VOTED FOR OF THE PROPOSITION STATED IF NO CHOICE IS MADE
HEREON

         Any holder of FIC Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing either the same date but delivered at a later time or a later date to FIC, at the main office, 100 W. Emma Avenue, Springdale, Arkansas 72764, Attention: Secretary, provided such notice or proxy is actually received by FIC before the vote of shareholders. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of FIC at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the ______ day of _____, 1995; and the Proxy Statement-Prospectus dated the __ day of ____________, 1995 prior to the execution of this Proxy.


                                           -------------------------------------
                                           Print Name of Shareholder
Date:

  ---------------------                    -------------------------------------
                                           Signature of Shareholder


                                           -------------------------------------
                                           Print Name of Shareholder
Date:

  ---------------------                    -------------------------------------
                                           Signature of Shareholder

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(Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)